Exhibit 99

ABX AIR TO ACQUIRE CARGO HOLDINGS INTERNATIONAL

Transaction adds to world’s largest Boeing 767 freighter fleet;

Diversifies customer base, and expands service offerings into attractive growth markets

WILMINGTON, Ohio – November 2, 2007 - ABX Air, Inc. (NASDAQ:ABXA) announced today that it has agreed to acquire Cargo Holdings International, Inc. (CHI), a privately held provider of outsourced air cargo services based in Orlando, Fla., in a transaction valued at approximately $350 million.

CHI is a leading provider of air cargo transportation and related services to domestic and foreign air carriers, and other companies that outsource their air cargo lift requirements to reliable, cost-effective independent operators. CHI also provides aircraft leasing, fuel management, specialized transportation management and air charter brokerage services. Its roster of more than 30 customers includes BAX/Schenker, the U.S. Government, DHL, the U.S. Postal Service, and UPS. CHI operates 32 aircraft, and also owns five Boeing 767-200s and one 757-200 all undergoing freighter conversion. CHI expects to report revenues of $300 million for the year ended December 31, 2007, and is a solidly profitable company.

By the closing of this transaction, ABX Air will create a new holding company structure, with ABX Air, Inc. becoming a wholly owned subsidiary of ABX Holdings, Inc. CHI will become a wholly owned subsidiary of ABX Holdings, Inc. The final equity purchase price of the transaction is anticipated to be $260 million, which will include an adjustment based upon the net assets on CHI’s balance sheet at closing. The transaction will be financed with the issuance of 4 million shares of ABX Holdings common stock and cash from a new $345 million senior secured credit facility led by SunTrust Financial and Regions Bank, a portion of which will be used to refinance CHI’s existing $100 million credit facility.

Collectively, ABX Air and CHI have a total fleet of more than 135 aircraft, and will operate the largest fleet of 767 freighter aircraft in the world. Like ABX Air, the majority of CHI’s aircraft operate under contracts to provide the aircraft, crew, maintenance and insurance (ACMI). ACMI customers generally are responsible for substantially all other operating expenses, including fuel.

“The acquisition will create one of the world’s leading diversified providers of integrated air cargo services with a broad portfolio of flexible solutions,” noted Joe Hete, ABX’s President and CEO. Hete added that “Cargo Holdings International has an attractive fleet profile, long-term relationships with its high-quality customer base, an exceptional on-time delivery and safety record, significant cash flow and an experienced management team.”

Peter Fox, founder and President of CHI, commented: “We are extremely pleased to be teaming up with ABX Air. Our companies share a similar culture and common goals, most notably a relentless focus on delivering the highest possible level of service to our customers and an enthusiasm for the growth opportunities we see ahead. I look forward to working with Joe Hete and his team as we build a unique blend of nimble, aggressive global air cargo and service businesses with the capabilities that leading air shippers want, but few other companies can provide.”

The complementary operations and capabilities of ABX and CHI provide the new company with the increased scale, broad service offerings and market reach necessary to enhance customer service. The companies expect to realize a number of strategic benefits from the structure, including:

Improved Capabilities to Better Support Major Customers. Both Hete and Fox said that the collective companies will be better able to support their principal customers, including DHL’s position as the global leader in express delivery services, and BAX/Schenker’s role as a leading supply chain management and transportation solutions company. “We will continue to be focused on leveraging our greater scale, diversified fleet, and broader service capabilities to provide high-quality, cost-effective service to DHL and to BAX/Schenker.”

Increased Diversification of Revenues and Earnings. Hete said, “We believe that CHI’s relationships with its two largest customers, BAX/Schenker and the U.S. Government, complement our existing relationships with DHL and other customers, and will establish a more balanced and sustainable source of revenue and earnings going forward.”

Complementary Service Capabilities. “We will be able to leverage CHI’s customer base and expertise in dry leasing, charter brokerage, fleet services and military passenger flying, with ABX Air’s strengths in air network management, package sorting, aircraft maintenance and technical support, and facilities management,” Hete said. “We also expect that a larger and more diverse portfolio of aircraft will better serve the diverse needs of our customers.”

Improved ACMI Leasing Operations. Hete noted that by working together, the companies will have more opportunities for margin expansion through increased operating efficiencies, and more opportunities for growth through a broader spectrum of products and services they can offer to customers.

Expanded Market Leadership in 767 Freighter Services. Collectively, ABX Air and CHI will operate the world’s largest fleet of Boeing 767-200 freighter aircraft with 48 of them, of which 39 are in service and the remainder are undergoing conversion to freighters. “Boeing 767s are especially well suited for many domestic and international ACMI applications,” Hete said. “They offer significant advantages compared with most other freighters available today, including payload flexibility, transcontinental range, two-person crews, twin-engine efficiency, high reliability and Category III low visibility operating capabilities. The 767 will help us expand our share of many of the faster-growth markets we serve now, such as the Americas, Asia, and Europe, and opens new markets where our reliability, flexibility, and competitive cost structure offer a distinct advantage.”

Based on ABX Air’s current estimates and outlook, the CHI acquisition is expected to be accretive to ABX Holdings, Inc.’s earnings starting in 2008.

Commenting on ABX’s decision, Hete said: “After evaluating a broad spectrum of strategic alternatives, our Board of Directors determined that this transaction has the potential to provide the greatest near and long-term value for our customers and shareholders. These companies are an excellent strategic fit, and together will be one of the world’s best-performing, most diversified, customer-focused and cost-competitive providers of global air freight services.”

“ABX Air has built an excellent record serving its principal customer, DHL,” he said. “Adding the capabilities of the CHI companies creates a family of businesses with scale, services, experienced flight crews, technicians, and a solid operating track record. We can now expand our presence in the Americas, Asia and Europe, while continuing to provide superior, cost-efficient service to DHL in the United States.”

ABX Air also has obtained a commitment from certain shareholders of CHI to provide subordinated financing in the event it should become necessary to retire ABX Air’s $92.3 million note payable to DHL.

The acquisition is subject to customary regulatory approvals, and is expected to close before the end of 2007. In addition, the financing of the transaction is subject to the lenders’ satisfaction that upon completion of the transaction, ABX Air would remain in compliance with its material agreements, including its ACMI agreement with DHL.

Stifel Nicolaus & Company acted as financial advisor to ABX Air in this transaction.

Investor Conference Call

ABX Air and CHI executives will discuss the acquisition in a conference call today at 10:30 a.m. Eastern Daylight Time. Participants should dial (800) 659-2037 and international participants should dial (617) 614-2713 ten minutes before the scheduled start of the call and ask for conference ID 28936942. The call will also be webcast live (listen-only mode) via www.abxair.com/ir and www.streetevents.com. A replay of the conference call will be available beginning one hour after the conclusion of the call. It will be available by phone through November 8, 2007, at (888) 286-8010 (international callers [617] 801-6888); uses pass code ID 59932580. The webcast replay will remain available via www.abxair.com/ir for 30 days.

About ABX Air

ABX Air (www.abxair.com) is an air cargo services provider operating out of Wilmington, Ohio, and 15 hubs throughout the United States. In addition to providing airlift capacity and sort facility staffing to DHL, ABX Air is a Part 121 operator and holds a Part 145 FAA Repair certificate. It provides charter, maintenance and package handling services to a diverse group of customers. ABX Air is the largest employer in a several-county area in southwestern Ohio.

About Cargo Holdings International, Inc.

CHI (www.cargoholdings.com) is a leading provider of air cargo transportation and related services to domestic and foreign air carriers, and other companies that outsource their air cargo lift requirements to reliable, cost-effective independent operators. Through its four subsidiaries, Cargo Aircraft Management, Inc.; Capital Cargo International Airlines (CCIA); LGSTX Group, Inc., and Air Transport International LLC (ATI), CHI also provides aircraft leasing, airport ground services, fuel management, specialized transportation management, and air charter brokerage services. Its roster of more than 30 customers includes BAX/Schenker, the U.S. Government, DHL, the U.S. Postal Service, and UPS. CHI conducts its operations through four operating subsidiary companies, which include two companies with separate and distinct U.S. FAA Part 121 Air Carrier Certificates: Air Transport International Limited Liability Company and Capital Cargo International Airlines, Inc. There are approximately 600 total employees in the CHI companies.

Contact:

Quint Turner

ABX Air, Inc.

(937) 382-5591

Except for historical information contained herein, the matters discussed in this release contain forward-looking statements that involve risks and uncertainties. ABX Air Holdings, Inc. and its subsidiaries’ actual results may differ materially from the results discussed in the forward-looking statements. There are a number of important factors that could cause the Company’s actual results to differ materially from those indicated by such forward-looking statements. These factors include, but are not limited to, the continuing availability of the contemplated financing associated with the acquisition of CHI, the ability to effectively integrate and obtain synergies from the combination of ABX and CHI,the satisfaction of the lenders that upon completion of the transaction, ABX remains in compliance with its material agreements, including its ACMI agreement with DHL; the failure to obtain all necessary regulatory approvals, including clearance of the transaction under the Hart-Scott-Rodino Act; obtaining necessary regulatory and third party approvals may delay the transaction or result in the imposition of conditions that could have a material adverse affect on the parties or cause the parties to abandon the transaction; and ABX and CHI may be unable to satisfy all conditions to closing of the acquisition and the contemplated acquisition financing. In addition, other general factors that could cause the Company’s actual results to differ materially from the forward-looking statements included in this document include any negative impact on the business of ABX or CHI that may result from uncertainty surrounding the proposed transaction, significant reductions in the scope of services under the commercial agreements with DHL and other customers, the ability to generate revenues from new sources and other factors that are contained from time to time in ABX Air Inc.’s filings with the U.S. Securities and Exchange Commission, including ABX’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. Readers should carefully review this release and should not place undue reliance on the Company’s forward-looking statements. These forward-looking statements were based on information, plans and estimates as of the date of this release. ABX undertakes no obligation to update any forward-looking statements to reflect changes in underlying assumptions or factors, new information, future events or other changes.